Exhibit 5.1
23 July 2026

Board of Directors
Octave Intelligence plc
10 Earlsfort Terrace,
Dublin 2,
D02 T380

Re:    Octave Intelligence plc Registration Statement on Form S-8 in relation to the Plans (as defined below)

Dear Directors
1.Basis of Opinion
1.1We are acting as Irish counsel to Octave Intelligence plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to B Ordinary Shares of USD 0.01 each of the Company (the “Shares”) that may be delivered pursuant to the Company’s 2026 Octave Intelligence plc Long-Term Incentive Plan including the Non-Employee Sub-Plan and the 2026 Octave Intelligence plc Employee Share Purchase Plan (the “Plans”).
1.2This legal opinion (this “Opinion”) is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.
1.3This Opinion is also strictly confined to:
(a)the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;
(b)those documents relating to the Plans as listed in the schedule to this Opinion (the “Plan Documents”);
(c)the searches listed at paragraph 1.5 below.
We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Plan Documents.
1.4For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.
1.5For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on or about the date hereof (a) on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notices of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator; and (b) in the Central Office of the High Court of Ireland for any petitions filed in respect of the Company.

1.6This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.
2.Opinion
Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been duly issued and, if required, paid for pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means, when used herein, that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).
3.Assumptions
For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption.
3.1that the Company will receive cash or services at least equal to the nominal value of any Shares issued pursuant to awards under the Plans from the beneficiary or otherwise in accordance with Irish law;
3.2that the Registration Statement with the SEC has become effective by all necessary actions under all applicable laws other than Irish law;
3.3that the vesting of any award or the exercise of any options granted under the Plans and the issue of the Shares upon the vesting of any award or the exercise of such options will be conducted in accordance with the terms and the procedures described in the Plans and any applicable award agreement;
3.4that the Company has sufficient authorised, but unissued share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;
3.5the directors have sufficient authority pursuant to Section 1021 of the Companies Act 2014 of Ireland (the “Act”) to issue such Shares and, to the extent applicable, have been authorised to issue such Shares without the application of pre-emption rights pursuant to Section 1023 of the Act;
3.6with respect to Shares issued on or after the date of expiry of the Company’s existing authority to issue Shares that the Company will have renewed its authority to issue the Shares pursuant to Sections 1021 and 1023 of the Act and such authority shall be in effect at the time of such issuance;
3.7with respect to Shares issued on or after the date of expiry of the Company’s existing determination of the re-allotment price of any Shares which constitute treasury shares, that the Company has determined at a general meeting in accordance with Sections 109 and/or 1078 of the Act of Ireland the re-allotment price of any Shares which constitute treasury shares;
3.8that, at the time of grant by the Compensation Committee of the board of directors of the Company (the “Committee”) of an award or an option or the issue of any Share under the Plans, the Committee has been duly constituted and remains duly constituted as a committee of the board of the directors of the Company having the necessary powers and authorities to issue awards and the Shares;
Authenticity and bona fides

3.9the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;
3.10where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;
3.11that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;
Accuracy of searches and warranties
3.12the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;
3.13the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and
Commercial Benefit
3.14that the Plan Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.
4.Disclosure
This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.
Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE

Plan Documents
1.A copy of the form of the Registration Statement to be filed by the Company with the SEC.
2.A copy of the following rules relating to the Plans:
(a)2026 Octave Intelligence plc Long-Term Incentive Plan;
(b)2026 Octave Intelligence plc Employee Share Purchase Plan.
3.A corporate certificate of the company secretary of the Company dated 26 June 2024, attaching copies of the:
(a)resolutions of the board of directors of the Company dated 6 May 2026, approving:
(i)the Plans; and
(ii)the filing of the Registration Statement with the SEC;
(b)resolutions of the shareholders of the Company approving the Plans, dated 27 April 2026;
(c)the Memorandum and Articles of Association of the Company in the form in force as at the date of this Opinion.